Exhibit  10.35

Addendum

To

Employment Agreement

This Addendum is effective June 1, 2006 (“Addendum”) and modifies the Employment Agreement, as amended (“Agreement”) entered into effective May 4, 2004 between Intentia International AB, a Swedish company (now known as Lawson Software International AB) (“Company”) and Bertrand Sciard (“Employee”).  Capitalized terms not otherwise defined in this Addendum have the same respective meaning as defined in the Agreement.  The sections of the Agreement that are not expressly modified by this Addendum shall remain in effect pursuant to their terms.

The Lawson Software, Inc. Executive Change in Control Severance Pay Plan for Tier 1 Executives (first adopted on January 17, 2005) will apply to Employee on and after June 1, 2006 (the “Tier 1 CIC Plan”).  As stated in the Tier 1 CIC Plan, any severance payments under the Tier 1 CIC Plan will be reduced by the amount of any severance payments under this Agreement.

This Addendum may be signed in counterpart and by fax, and is effective June 1, 2006.

Lawson Software, Inc.		Lawson Software International AB

By	/s/ David R Hubers	By
	David R. Hubers,	Title
Compensation Committee Chair

/s/ Bertrand Sciard
Bertrand Sciard